Exhibit 3.3

03 '04 15:16 FAX 972 3 6240111 OSNAT GUY BACHAR-KNEBEL 002/002

משרד המשפטים

רשם החברות

מדינת ישראל

חוק החברות התשנ"ט – 1999

תעודת שינוי שם של חברה

הנני מאשר בזה כי על סמך החלטה ובהתאם לסעיף 31 (ב) לחוק החברות התשנ"ט - 1999 שינתה החברה

אינטק פארמסוטיקל (2000) בע"מ

INTEC PHARMACEUTICAL (2000) LTD

את שמה ומעתה תקרא בשם

אינטק פארמה בע"מ

INTEC PHARMA LTD

ניתן בחתימת ידי בירושלים

כ"ב אדר תשס"ד

15/03/2004

מס' חברה 513022780

יהודה ... עו"ד

ב/רשם החברות

משרד המשפטים * רשם החברות *

Companies Registrar	National Emblem	Ministry of Justice

The state of Israel

The Companies Law 5759- 1999

Certificate of Company Name Change

I hereby certify that in reliance on a resolution and in accordance with section 31(b) of the Companies Law 5759-1999 the company

(Name in Hebrew)

INTEC PHARMACEUTICAL (2000) LTS

Has changed its name and from hereforth is shall be named:

INTEC PHARMA LTD

Given by my signature in Jerusalem

22 Adar 5764

15/03/2004

Company No: 513022780

Yehuda Katz, Adv

For and behalf of the Registrar of Companies

(Signature)

No. 1237 מס'

אישור תרגום

אני החת"ם משה בכר, עו"ד [redacted]

נוטריון ב לינקולן 20, תל אביב [redacted]

מצהיר, כי אני שולט היטב בשפה/ות האנגלית ו העברית [redacted]

וכי המסמך שלעיל המצורף והמסומן באות/במספר A (שמעבר לדף) הוא תרגום לאנגלית [redacted]

מדוייק (שהוכן על ידי) של המסמך המקורי (העתק מאושר של המסמך המקורי) הערוך בשפה העברית [redacted]

** המצורף והמסומן באות/במספר B .

ולראיה הנני מאשר את דיוק התרגום הנ"ל בחתימת ידי ובחותמי, היום 28.9.08 [redacted]

שכר בסך ________ ש"ח שולם כולל מע"מ

חותם הנוטריון

[redacted] חתימה

* ציין שפת התרגום.

** ציין שפת המקור.

הערה: מחק את הטעון מחיקה.

[redacted]ERTI[redacted]TION OF TRANSLATION

I the undersigned [redacted]

Notary at Lincoln 20, Te[redacted] declare that I am well aquainted with the english and hebrew [redacted]ges and that the above document (the attached document marked A [redacted]) (the document overleaf), is a correct english * translation

(prepared by me) of the original document (a certified copy of the original document) drawn up in the hebrew ** language which is attached hereto and marked with the letter/number B .

In witness whereof I certify the correctness of the said translation by my signature and seal this 28.9.08

NIS. ________ fees paid including v.a.t.

Notary` s Seal

Signature

* State language of translation.

** State language of.original.

Note: Delete whatever is inapplicable.

הופק באמצעות Forms התוכנה לטפסים בחלונות © כל הזכויות שמורות להייקו טכנולוגיות בע"מ 1987-1999 .70 1-800-22-1599 , 7445040-09

c:\documents and settings\lobi2\שולחן העבודה\נוטריון\אישור תרגום doc.1